Exhibit 10.39

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This Assignment, Assumption and Amendment Agreement (the "Agreement"), effective as of August 1, 2014 (the "Effective Date"), is by and among Demand Media, Inc. ("Assignor"), Rightside Group, Ltd. ("Assignee") and Matt Delgado, SVP Operations (“Employee”).

WHEREAS, Assignor and Employee entered into that certain Amended and Restated Employment Agreement in July 2013 (the “Employment Agreement”);

WHEREAS, Assignee separated from the Assignor as of the Effective Date pursuant to a tax-free distribution of the Assignee’s common stock to the holders of the Assignor’s common stock as of the Effective Date (the “Separation”)

WHEREAS, as of the Effective Date and pursuant to the Separation, Employee became an employee of Assignee and was no longer an employee of Assignor or its subsidiaries as of the Effective Date; and

WHEREAS, Assignor has agreed to assign all of its rights, title, and interests in and to the Employment Agreement, and Assignee has agreed to assume all of Assignor's duties and obligations under the Employment Agreement as of the Effective Date.

NOW THEREFORE, Assignor, Assignee and Employee agree as follows:

1.

Assignor hereby assigns, grants, conveys, and transfers to Assignee all of Assignor's right, title, and interest in and to the Employment Agreement. Assignee hereby accepts such assignment and assumes all of Assignor's duties and obligations under the Employment Agreement and agrees to pay, perform, and discharge, as and when due, all of the obligations of Assignor under the Employment Agreement accruing on and after the Effective Date.

2.

The parties agree that all references to (i) “Demand Media, Inc.” and the “Company” shall be deemed references to “Rightside Group, Ltd.”; (ii) the “Company’s 2010 Incentive Award Plan” and the “Plan” shall be deemed references to the “Rightside Group, Ltd. 2014 Incentive Award Plan”; and (iii) any equity grants by Assignor to Employee existing as of the Effective Date that were adjusted into equity awards of the Assignee as of the Effective Date, as well as any additional equity awards made following the Effective Date, shall be deemed to be equity awards of Rightside Group, Ltd. stock under the Rightside Group, Ltd. 2014 Incentive Award Plan.

3.	As of the Effective Date:

(a) Employee shall serve as the Company’s SVP, Operations and the principal location for Employee to perform the services required by the Employment Agreement is the Spinco Principal Location as defined in Section 2(a)(iii) of the Employment Agreement;

(b) Exhibit A as referred to in Section 4(a) of the Employment Agreement is replaced in its entirety with Exhibit A attached hereto;

(c) The first sentence of Section 10(a) of the Employment Agreement is amended and replaced in its entirety with the following:  “This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without reference to principles of conflict of laws.”; and

(d) Section 10(b) of the Employment Agreement is hereby amended to replace the address for notice to the Company with the following:

If to the Company:

Rightside Group, Ltd.

5808 Lake Washington Blvd. NE, Suite 300

Kirkland, WA 98033

Attn: General Counsel

4.

Assignee shall defend, indemnify and hold harmless Assignor from and against any and all losses, claims, damages, costs, rights of set-off, liabilities or obligations (or actions in respect thereof) arising out of or related to the Employment Agreement, the assignment thereof under this Agreement, or that Employee may have or could have had against Assignor under the Employment Agreement.

5.	Assignor and Assignee each represents and warrants to the other that it has the right, power and authority to enter into this Agreement.
6.	This Agreement may be executed by facsimile or electronic scan and in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

AGREED TO AND ACCEPTED:

DEMAND MEDIA, INC.		RIGHTSIDE GROUP, LTD.

By:	/s/ Daniel Weinrot	By:	/s/ Taryn Naidu
Name:	Daniel Weinrot	Name:	Taryn Naidu
Title:	SVP, Legal	Title:	CEO

EMPLOYEE

By:	/s/ Matt Delgado
Name:	Matt Delgado

EXHIBIT A

GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Rightside Group, Ltd., a Delaware corporation (the “Company”) and its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the Washington State Law Against Discrimination, Revised Code of Washington, Title 49, Chapter 49.60.  Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 4(a) of that certain Employment Agreement, dated as of July 2013, between Demand Media, Inc., the Company as assignee and the undersigned (the “Employment Agreement”), whichever is applicable to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between the undersigned and the Company, (iii) with respect to reimbursement of expenses under Section 2(b)(vi) of the Employment Agreement, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses, arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation of other similar governing document of the Company or (vi) to any Claims which cannot be waived by an employee under applicable law.

The undersigned hereby expressly waives and relinquishes all rights and benefits not covered by a general release wherein a general release cannot extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.  The undersigned hereby expressly waives and relinquishes all rights and benefits he may have under any statutes or common law practices of similar effect not waived by a general release.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A) THE EMPLOYEE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B) THE EMPLOYEE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C) THE EMPLOYEE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the employee may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if the employee hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

Matt Delgado

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